Exhibit 4.2

Share Certificate

of

Yuanbao Inc.

(the “Company”)

An Exempted Company incorporated in the Cayman Islands

Authorized capital of the Company is USD 50,000.00 divided into 500,000,000 shares of par value USD 0.0001 each, including:

348,913,419 Ordinary shares of USD 0.0001 each

30,769,231 Series Seed Preferred shares of USD 0.0001 each

21,978,022 Series Angel Preferred shares of USD 0.0001 each

45,315,510 Series B Preferred shares of USD 0.0001 each

37,373,616 Series C1 Preferred shares of USD 0.0001 each

15,650,202 Series C2 Preferred shares of USD 0.0001 each.

This is to certify that the undermentioned person is the registered holder of the shares specified hereunder in the Company, subject to the Memorandum and Articles of Association of the Company.

Name & Address of the Shareholder:		Name: Address:
Certificate No.:	*** ***	No. & Ordinary Shares:	-********- ( Ordinary Share(s))	Consideration Paid: (USD)	Fully Paid

Given under the common seal of the Company on the date stated herein.
Date of Issue:

Director / Officer

NO TRANSFER OF ANY OF THE ABOVE SHARES CAN BE REGISTERED UNLESS ACCOMPANIED BY THIS CERTIFICATE